                                                                     Exhibit 4.2

================================================================================

                              RELIANT ENERGY, INC.,

                                    as Issuer

                       6.75% SENIOR SECURED NOTES DUE 2014

                        --------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 22, 2004

                                       To

                                SENIOR INDENTURE

                          Dated as of December 22, 2004

                        --------------------------------

                            Wilmington Trust Company,

                                   as Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                 Supplemental Indenture
  Act Section                                                                           Section
310(a)(1)...................................................................             N.A.
     (a)(2).................................................................             N.A.
     (a)(3).................................................................             N.A.
     (a)(4).................................................................             N.A.
     (a)(5).................................................................             N.A.
     (b)....................................................................             N.A.
     (c)....................................................................             N.A.
311(a)......................................................................             N.A.
     (b)....................................................................             N.A.
     (c)....................................................................             N.A.
312(a)......................................................................             N.A.
     (b)....................................................................            14.03
     (c)....................................................................            14.03
313(a)......................................................................             N.A.
      (b)(1)................................................................             N.A.
     (b)(2).................................................................            10.06
     (c)....................................................................            14.02
     (d)....................................................................             N.A.
314(a)......................................................................      4.03;14.02; 14.05
     (b)....................................................................            10.06
     (c)(1).................................................................            14.04
     (c)(2).................................................................            14.04
     (c)(3).................................................................             N.A.
     (d)....................................................................            10.06
     (e)....................................................................            12.05
     (f)....................................................................             N.A.
315(a)......................................................................             N.A.
     (b)....................................................................            14.02
     (c)....................................................................             N.A.
     (d)....................................................................             N.A.
     (e)....................................................................             6.11
316(a) (last sentence)......................................................             N.A.
     (a)(1)(A)..............................................................             6.05
     (a)(1)(B)..............................................................             6.04
     (a)(2).................................................................             N.A.
     (b)....................................................................             6.07
     (c)....................................................................             N.A.
317(a)(1)...................................................................             6.08
     (a)(2).................................................................             6.09
     (b)....................................................................             N.A.
318(a)......................................................................            14.01
     (b)....................................................................             N.A.
     (c)....................................................................            14.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                  ARTICLE 1.
                                        DEFINITIONS AND INCORPORATION
                                                 BY REFERENCE

Section 1.01       Definitions................................................................................       1
Section 1.02       Other Definitions..........................................................................      32
Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................      33
Section 1.04       Rules of Construction......................................................................      33
Section 1.05       Relationship with Base Indenture...........................................................      34

                                                  ARTICLE 2.
                                                  THE NOTES

Section 2.01       Form and Dating............................................................................      34
Section 2.02       Execution and Authentication...............................................................      35
Section 2.03       Reserved...................................................................................      35
Section 2.04       Reserved...................................................................................      35
Section 2.05       Holder Lists...............................................................................      35
Section 2.06       Transfer and Exchange......................................................................      35
Section 2.07       Reserved...................................................................................      39
Section 2.08       Reserved...................................................................................      39
Section 2.09       Reserved...................................................................................      39
Section 2.10       Reserved...................................................................................      39
Section 2.11       Reserved...................................................................................      39
Section 2.12       Reserved...................................................................................      39
Section 2.13       Issuance of Additional Notes...............................................................      40
Section 2.14       Designated Senior Debt.....................................................................      40
Section 2.15       Reserved...................................................................................      40

                                                  ARTICLE 3.
                                          REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee.........................................................................      40
Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................      40
Section 3.03       Notice of Redemption.......................................................................      41
Section 3.04       Effect of Notice of Redemption.............................................................      41
Section 3.05       Deposit of Redemption or Purchase Price....................................................      42
Section 3.06       Notes Redeemed or Purchased in Part........................................................      42
Section 3.07       Optional Redemption........................................................................      42
Section 3.08       Mandatory Redemption.......................................................................      43
Section 3.09       Offer to Purchase by Application of Excess Proceeds........................................      43

                                                  ARTICLE 4.
                                                  COVENANTS

Section 4.01       Payment of Notes...........................................................................      45
Section 4.02       Maintenance of Office or Agency............................................................      45
Section 4.03       Reports....................................................................................      45
Section 4.04       Compliance Certificate.....................................................................      46
Section 4.05       Taxes......................................................................................      47
Section 4.06       Stay, Extension and Usury Laws.............................................................      47

Section 4.07       Restricted Payments........................................................................      47
Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries.............................      50
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock.................................      52
Section 4.10       Asset Sales................................................................................      56
Section 4.11       Transactions with Affiliates...............................................................      58
Section 4.12       Liens......................................................................................      59
Section 4.13       Line of Business...........................................................................      59
Section 4.14       Corporate Existence........................................................................      59
Section 4.15       Offer to Repurchase Upon Change of Control.................................................      60
Section 4.16       Limitation on Sale and Leaseback Transactions..............................................      61
Section 4.17       Payments for Consent.......................................................................      61
Section 4.18       Additional Note Guarantees.................................................................      62
Section 4.19       Changes in Covenants When Notes Rated Investment Grade.....................................      62
Section 4.20       Designation of Restricted and Unrestricted Subsidiaries....................................      62
Section 4.21       Reserved...................................................................................      63
Section 4.22       Insurance..................................................................................      63
Section 4.23       Subordination of Intercompany Indebtedness.................................................      63

                                                  ARTICLE 5.
                                                  SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets...................................................      64
Section 5.02       Successor Corporation Substituted..........................................................      65

                                                  ARTICLE 6.
                                            DEFAULTS AND REMEDIES

Section 6.01       Events of Default..........................................................................      65
Section 6.02       Acceleration...............................................................................      67
Section 6.03       Reserved...................................................................................      67
Section 6.04       Waiver of Past Defaults....................................................................      67
Section 6.05       Reserved...................................................................................      67
Section 6.06       Reserved...................................................................................      67
Section 6.07       Reserved...................................................................................      67
Section 6.08       Collection Suit by Trustee.................................................................      68
Section 6.09       Reserved...................................................................................      68
Section 6.10       Priorities.................................................................................      68
Section 6.11       Reserved...................................................................................      68

                                                  ARTICLE 7.
                                     TRUSTEE'S COMPENSATION AND INDEMNITY

Section 7.01       Compensation and Indemnity.................................................................      68

                                                  ARTICLE 8.
                                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................      69
Section 8.02       Legal Defeasance and Discharge.............................................................      69
Section 8.03       Covenant Defeasance........................................................................      70
Section 8.04       Conditions to Legal or Covenant Defeasance.................................................      70
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                   Provisions.................................................................................      72
Section 8.06       Repayment to Company.......................................................................      72
Section 8.07       Reinstatement..............................................................................      72

                                                  ARTICLE 9.
                                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes........................................................      73
Section 9.02       With Consent of Holders of Notes...........................................................      74
Section 9.03       Compliance with Trust Indenture Act........................................................      75
Section 9.04       Revocation and Effect of Consents..........................................................      75
Section 9.05       Notation on or Exchange of Notes...........................................................      75
Section 9.06       Trustee to Sign Amendments, etc............................................................      76

                                                 ARTICLE 10.
                                           COLLATERAL AND SECURITY

Section 10.01      Security...................................................................................      76
Section 10.02      Collateral.................................................................................      76
Section 10.03      Further Assurances.........................................................................      77
Section 10.04      Collateral Trustee.........................................................................      78
Section 10.05      Security Documents and Guarantee...........................................................      78
Section 10.06      Release of Security Interests..............................................................      79
Section 10.07      Environmental Indemnity....................................................................      81

                                                 ARTICLE 11.
                                              COLLATERAL SHARING

                  Section 11.01      Equal and Ratable Lien Sharing by Holders of Notes and
          holders of other Parity Secured Debt.......................................................               82
Section 11.02      Reserved...................................................................................      82
Section 11.03      Enforcement of Security Interests..........................................................      82
Section 11.04      Amendment and Supplement...................................................................      82

                                                 ARTICLE 12.
                                               NOTE GUARANTEES

Section 12.01      Guarantee..................................................................................      83
Section 12.02      Limitation on Guarantor Liability..........................................................      84
Section 12.03      Execution and Delivery of Note Guarantee...................................................      84
Section 12.04      Guarantors May Consolidate, etc., on Certain Terms.........................................      85
Section 12.05      Releases...................................................................................      85

                                                 ARTICLE 13.
                                          SATISFACTION AND DISCHARGE

Section 13.01      Satisfaction and Discharge.................................................................      86
Section 13.02      Application of Trust Money.................................................................      87

                                                 ARTICLE 14.
                                                MISCELLANEOUS

Section 14.01      Trust Indenture Act Controls...............................................................      87
Section 14.02      Notices....................................................................................      88
Section 14.03      Communication by Holders of Notes with Other Holders of Notes..............................      89
Section 14.04      Certificate and Opinion as to Conditions Precedent.........................................      89
Section 14.05      Statements Required in Certificate or Opinion..............................................      89
Section 14.06      Rules by Trustee and Agents................................................................      89
Section 14.07      No Personal Liability of Directors, Officers, Employees and Stockholders...................      89
Section 14.08      Governing Law..............................................................................      89
Section 14.09      No Adverse Interpretation of Other Agreements..............................................      89

Section 14.10      Successors.................................................................................      89
Section 14.11      Severability...............................................................................      89
Section 14.12      Counterpart Originals......................................................................      89
Section 14.13      Table of Contents, Headings, etc...........................................................      90

                                 EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Note Guarantee
Exhibit C         Form of Supplemental Indenture - Additional Subsidiary Guarantees

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 22, 2004, by and among Reliant Energy, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

         The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of December 22, 2004 (the "Base Indenture") providing for the issuance from time to time of one or more series of the Company's securities.

         The Company and the Guarantors desire and have requested the Trustee pursuant to Section 901(7) of the Base Indenture to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes (as defined below).

         Section 901(7) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders (as defined in the Base Indenture) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.

         The execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company and each of the Guarantors.

         All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.75% Senior Secured Notes due 2014 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         For all purposes of the Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act of Secured Debtholders" means, as to any matter, a direction in writing delivered to the Collateral Trustee:

                  (1) at any time when no Actionable Default Period is continuing, by the Required Lenders; and

                  (2) at any time when an Actionable Default Period is continuing, by or with the written consent of the Required Secured Debtholders; provided, that (A) so long as no direction has been given by or on behalf of the Required Secured Debtholders and subject in all respects to any contrary direction at any time given by the Required Secured Debtholders, the Collateral Trustee shall act in accordance with instructions given to it from time to time by the Required Lenders and (B) the Required Secured Debtholders may not countermand, in whole or in part, a direction by the Required Lenders instructing the Collateral Trustee to foreclose or otherwise enforce the Collateral Trustee's liens or default remedies upon any Collateral.

         "Actionable Default" means (1) the failure to pay any payment of principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Parity Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), either the Existing Notes, the Credit Agreement Debt or any other Series of Secured Debt (including the Notes and the Seward Guarantees) outstanding in the amount of $50.0 million or more, (3) the exercise by the Collateral Trustee or any of its co-trustees or agents (including the Credit Agreement Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion or control over any deposits in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting any Shared Collateral or the delivery of any instructions to the Collateral Trustee directing it to foreclose or otherwise enforce, or to disburse the proceeds of enforcement of, any Lien upon any Collateral, or (4) the occurrence of any Event of Default under the Existing Indentures or the Credit Agreement arising from the commencement of any bankruptcy case, receivership or other insolvency or liquidation proceeding by or against the Company or any of its Subsidiaries or any similar default provision at any time in effect under any indenture or agreement governing any Series of Secured Debt.

         "Actionable Default Period" means a period that commences on the date a Notice of Actionable Default is delivered to the Collateral Trustee and continues until the date (if ever) on which all notices of Actionable Default are withdrawn or deemed withdrawn under the Collateral Trust Agreement.

         "Additional Notes" means additional notes (other than the Initial Notes) issued from time to time under this Supplemental Indenture in accordance with Section 2.13 hereof, as part of the same series as the Initial Notes.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company shall only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company's Voting Stock if such Person has filed a statement of beneficial ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the

Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company solely by reason of such Investment.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
         Section 4.15 and/or Section 5.01 and not the provisions of Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries.

    Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in the Company's or any of its Restricted Subsidiaries' business;

                  (5) the sale or other disposition of cash or Cash Equivalents;

                  (6) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity;

                  (7) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof or a Permitted Investment;

                  (8) [Reserved];

                  (9) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events; provided that if such disposition involves assets having a Fair Market Value in excess of $20.0 million, that any cash proceeds received in connection therewith are treated as Net Proceeds of an Asset Sale;

                  (10)the disposition by Reliant Energy Wholesale Generation, LLC of the substation at the Bighorn generating facility (and the related real property assets) to be conveyed to Nevada Power Company pursuant to the terms and provisions of that certain EPC Agreement dated December 18, 2002 between Reliant Energy Wholesale Generation, LLC (as successor by merger to Reliant Energy Bighorn, LLC) and Nevada Power Company; and

                  (11) a disposition of assets (other than any assets securing Secured Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "Base Indenture" means has the meaning set forth in the preamble to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Collateral Account" means a deposit account at all times under the sole dominion and control of the Collateral Trustee (acting on its own or through its agent, sub-agent, or co-trustee including Bank of America, N.A., as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement) that is being held by the Collateral Trustee or such agent, sub-agent or co-trustee for the benefit of the holders of Secured Debt.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) deposit accounts with any lender party to the Credit Agreement, Mellon Bank N.A., Wells Fargo Bank, N.A., Wachovia Bank, National Association, or any other bank that has a long-term debt rating at the time of investment of A+ or better by S&P and A1 or better by Moody's (an "Approved Bank");

                  (4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

                  (5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

                  (6) commercial paper with a rating at the time of investment of A-1 by S&P and P-1 by Moody's and, in each case, maturing within one year after the date of acquisition; and

                  (7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation and its successors.

          "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company other than (A) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company and (B) the merger of the Company with an Affiliate solely for the purpose of reincorporating the Company or reforming the Company in another jurisdiction;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                  (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "Choctaw Facility" means the nominally rated 822 MW combined cycle facility and related assets owned by Reliant Energy Wholesale Generation, LLC and located, in French Camp, Choctaw County, Mississippi.

         "Collateral" means the Shared Collateral and the Separate Collateral.

         "Collateral Trust Agreement" means the Collateral Trust Agreement dated July 1, 2003, executed and delivered by the Company, the Guarantors and the Collateral Trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time in accordance with its terms.

         "Collateral Trustee" means Wachovia Bank, National Association or one of its affiliates, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, depletion, amortization (including amortization of intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted

         Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) accruals for payments to CenterPoint as required under
         Section 39.262 of the Texas Public Utility Regulatory Act to the extent by which the Company's affiliated retail electric provider's price to beat for providing retail electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2003 exceeds the market price of electricity, to the extent such accruals were deducted in computing such Consolidated Net Income; plus

                  (6) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date, to the extent such charges were deducted in computing such Consolidated Net Income; plus

                  (7) any fees payable pursuant to the Credit Agreement for failure to reduce Indebtedness below certain levels, to the extent such fees were deducted in computing such Consolidated Net Income; plus

                  (8) the upfront costs of any Hedging Obligations paid prior to the Issue Date to the extent such costs were deducted in computing Consolidated Net Income; plus

                  (9) cash received during such period related to mark-to-market activities; less

                  (10)cash paid during such period related to mark-to-market activities;

provided, however, that for purposes of this definition, any mark-to-market earnings or losses shall be excluded from the calculation of Consolidated Cash Flow to the extent taken into account in calculating Consolidated Net Income for such period.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) for purposes of the provisions of Section 4.07 only, the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded; and

                  (4) any non-cash impairment charges incurred subsequent to the Issue Date shall be excluded.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Debt" means, as of any date, the sum, without duplication, of:

                  (1) the amount that would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP as the liability in respect of (A) all Secured Debt, (B) all other Indebtedness of the Company or any Guarantor that is secured by a Lien on any of their properties and (C) all Indebtedness of any Excluded Subsidiary (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries); provided, however, that Hedging Obligations will be excluded for purposes of this definition; and

                  (2) to the extent not required to be reflected as a balance sheet liability, the aggregate maximum possible contingent reimbursement obligations of the Company and its Restricted Subsidiaries on such day in respect of all letters of credit and other extensions of credit that are then outstanding under any Credit Facility, secured by a Lien upon any of their properties, or incurred or Guaranteed by any Excluded Subsidiary.

         "Consolidated Senior Leverage Ratio" means, as of any date, the ratio of (1) the Consolidated Senior Debt outstanding on such date after giving effect to all incurrences and repayments of Indebtedness made or to be made on such date to (2) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available.

    In addition, for purposes of calculating the Consolidated Senior Leverage
Ratio:

                  (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Senior Leverage Ratio is made ("Leverage Ratio Calculation Date") will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period; and

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Ratio Calculation Date, shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the Issue Date; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of December 22, 2004, among the Company, the other Loan Parties named therein, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Collateral Agent and as an L/C Issuer, Barclays Bank, PLC and Deutsche Bank Securities Inc., as Co-Syndication Agents, Barclays Bank, PLC and Deutsche Bank AG, New York Branch, as L/C Issuers, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Deutsche Bank Securities Inc., Barclays Capital and Banc of America Securities LLC, as Joint Lead Arrangers for the Revolving Credit Facility, Deutsche Bank Securities Inc., Barclays Capital, Banc of America Securities LLC, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Joint Bookrunners for the Revolving Credit Facility, Deutsche Bank Securities Inc., Barclays Capital and Banc of America Securities LLC, as Joint Lead Arrangers for the Term Loan Facility, and Deutsche Bank Securities Inc., Barclays Capital, Banc of America Securities LLC, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Joint Bookrunners for the Term Loan Facility, providing for up to $1.3 billion of term borrowings and $1.7 billion of revolving credit borrowings, $1.35 billion of which is available for the issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part; provided, that a refinancing or replacement of any such agreement will only be deemed a "Credit Agreement" if so designated by the Company.

         "Credit Agreement Agent" means Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, together with any successor or replacement agent in such capacity.

         "Credit Agreement Debt" means Indebtedness of the Company (and guarantees thereof by any Guarantor) under the Credit Agreement. For purposes only of the provisions of Section 4.10 hereof, the aggregate amount of Credit Agreement Debt shall be the sum of the outstanding principal amount of any loans, the aggregate face amount of any outstanding letters of credit, the aggregate amount of any unreimbursed drawings under any letters of credit and all unused commitments under the Credit Agreement that have not terminated.

         "Credit Agreement Documents" means the Credit Agreement and the Security Documents.

         "Credit Agreement Obligations" means Credit Agreement Debt and all Obligations in respect thereof under the Credit Agreement Documents.

         "Credit Facility" or "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders (including PEDFA) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors), in each case, in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend.

          "Description of Notes" means the section titled "Description of Notes" in the Prospectus Supplement, dated December 14, 2004, related to the issuance and sale of the Initial Notes.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Supplemental Indenture shall be equal to the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.

         "Equally and Ratably" means, in reference to sharing of any Liens on Shared Collateral or proceeds thereof as among the holders of Note Obligations, the holders of Credit Agreement Obligations and the holders of other Parity Secured Obligations in respect of any other Series of Secured Debt, after allowing for the payment priorities in the Order of Application, that such Liens or proceeds:

                  (1) shall be allocated and distributed to the Trustee for account of the Holders of Notes, to the Credit Agreement Agent for account of the holders of Credit Agreement Debt and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of such Series of Secured Debt, ratably in proportion to the principal, interest, fees and premium (if any) outstanding, when the allocation or distribution is made, on the Notes, Credit Agreement Debt (including Hedging Obligations and amounts payable to a lender in connection with a bank account or any other banking services, in each case, that are required by the Credit Agreement to be secured on an equal and ratable basis with the Credit Agreement Debt) and all other Series of

         Secured Debt (allocated proportionately to the Secured Debt Representative for each other Series of Secured Debt if there is more than one), respectively; and thereafter

                  (2) shall be allocated and distributed (if any remain after payment in full of all of the principal, interest, fees and premium (if any) outstanding on the Notes, Credit Agreement Debt, including the Hedging Obligations and other amounts payable to a lender referred to in clause (1), and each other Series of Secured Debt) to the Trustee for account of the holders of any remaining Note Obligations, to the Credit Agreement Agent for account of the holders of any remaining Credit Agreement Obligations and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of any remaining Parity Secured Obligations in respect of such Series of Secured Debt, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations, Credit Agreement Obligations and other remaining Parity Secured Obligations, respectively, that are due and demanded prior to the date such distribution is made.

         For this purpose:

                  (1) Unfunded commitments to extend credit shall not be counted as outstanding debt;

                  (2) Obligations of the Company or any Guarantor in respect of outstanding letters of credit, bank guarantees, bankers' acceptances or other similar instruments shall be counted as outstanding debt (whether or not contingent), except that if any such instrument thereafter expires without being funded, an equitable adjustment shall be made in any future distribution so that the aggregate amount distributed is distributed Equally and Ratably as if such instrument had never been outstanding (but all distributions shall be final and non-refundable when made);

                  (3) During the pendency of any Actionable Default, and subject to the Order of Application, if any payment or distribution is made in cash to holders of Credit Agreement Obligations or any other holders of Parity Secured Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other insolvency or liquidation proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Secured Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Secured Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed Equally and Ratably as fully as if the Separate Collateral had been Shared Collateral; and

                  (4) All amounts apportioned and distributed to the Credit Agreement Agent or the Secured Debt Representative for any other Series of Secured Debt may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the Credit Agreement or the indenture or agreement governing such other Series of Secured Debt, including to give effect to any payment priorities provided for therein as among the holders of Obligations outstanding thereunder.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock).

         "Excluded Orion Power Subsidiaries" means Orion Power Capital LLC and each of its Subsidiaries for so long as each such Person has not guaranteed or otherwise provided direct credit support for any other Indebtedness of the Company or any of its other Restricted Subsidiaries.

         "Excluded Proceeds" means any Net Proceeds of Asset Sales that are designated by the Board of Directors of the Company as "Excluded Proceeds;" provided, that not more than $300.0 million of such Net Proceeds from Asset Sales may be designated as "Excluded Proceeds" during any single calendar year.

         "Excluded Property" consists of:

         (1) [Reserved];

         (2) Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities," provided that property that is received by the Company or any of its Subsidiaries as proceeds from the sale, exchange or other disposition of any Excluded Securities and other proceeds of Excluded Securities (except proceeds from the foreclosure, collection or other enforcement of Liens upon Excluded Securities) will not constitute Excluded Property and will be part of the Shared Collateral, to the extent such property otherwise constitutes Shared Collateral under the Security Documents, unless the proceeds are themselves Excluded Securities; and

         (3) Separate Cash Deposits.

         "Excluded Securities" means debt or equity securities issued by any Subsidiary of the Company other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

         "Excluded Subsidiaries" means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

          "Existing 2010 Notes Indenture" means the indenture between the Company, the Guarantors and the Wilmington Trust Company, dated as of July 1, 2003, governing the Existing 2010 Notes.

         "Existing 2013 Notes Indenture" means the indenture between the Company, the Guarantors and the Wilmington Trust Company, dated as of July 1, 2003, governing the Existing 2013 Notes.

          "Existing 2010 Notes" means the $550.0 million in aggregate principal amount of the Company's 9.25% Senior Secured Notes due 2010, issued pursuant to the Existing 2010 Notes Indenture on July 1, 2003, and any related exchange notes.

         "Existing 2013 Notes" means the $550.0 million in aggregate principal amount of the Company's 9.50% Senior Secured Notes due 2013, issued pursuant to the Existing 2013 Notes Indenture on July 1, 2003, and any related exchange notes.

          "Existing Convertible Notes" means the Company's 5.00% Convertible Senior Subordinated Notes due 2010 in the aggregate principal amount of up to $275,000,000 issued pursuant to the Existing Convertible Notes Indenture on June 24, 2003.

         "Existing Convertible Notes Indenture" means that certain indenture, dated as of June 24, 2003, by and between the Company and Wilmington Trust Company, as trustee, governing the Existing Convertible Notes.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid; provided, however, that in no event will any Indebtedness that qualifies for categorization as Permitted Debt under clauses (1) through (5) of the definition of Permitted Debt be considered to be Existing Indebtedness.

          "Existing Indentures" means the Existing 2010 Notes Indenture and the Existing 2013 Notes Indenture.

         "Existing Notes" means the Existing 2010 Notes and the Existing 2013 Notes.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Company (unless otherwise provided in this Supplemental Indenture).

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

                  (4) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the Calculation
         Date).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued determined in accordance with GAAP, including, without limitation, amortization of debt issuance costs incurred on or after the Issue Date (but excluding (A) amortization of debt issuance costs incurred prior to the Issue Date and (B) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt created after the Issue Date, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations with respect to interest rates and net of interest income; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

                  (5) any charges associated with upfront payments with respect to interest rate hedges made prior to the Issue Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with
Section 2.01 hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantors" means each of:

                  (1) the entities listed on Schedule I hereto; and

                  (2) any other Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Supplemental Indenture,

and their respective successors and assigns.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. If obligations of a Securitization Entity are Indebtedness, for the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

                           (a) the Fair Market Value of such asset at such date
                  of determination, and

                           (b) the amount of such Indebtedness of such other
                  Persons.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Restricted Subsidiaries.

         "Indenture" means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $750.0 million aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

          "Intercreditor Confirmation" means the agreement of any holder of Parity Secured Debt or other Parity Secured Obligations to the provisions described in the Order of Application and definition of the term "Equally and Ratably," as set forth in any Secured Debt Document for the benefit of, and enforceable as a third party beneficiary by, each present and future holder of Parity Secured Obligations and each present and future Secured Debt Representative.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business and Permitted PEDFA Bond Indebtedness. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in this Supplemental Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

         "Issue Date" means December 22, 2004.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

         "Miscellaneous Orion Subsidiaries" means, collectively, Beaver River, LLC, Eddystone Power, LLC, Free State Electric, LLC, Grane Creek, LLC, Liberty Member, LLC, Liberty MidAtlantic, LLC, MidAtlantic Liberty, LLC, Midwest Ash Disposal, Inc., OPD Group, Inc., OPOS MidAtlantic, Inc., Orion Power Atlantic, Inc., Orion Power Atlantic LLC, Orion Power Atlantic, Ltd., Orion Power Development Company, Inc., Orion Power Marketing and Supply, Inc., Orion Power Operating Services, Inc., Orion Power Operating Services Astoria, Inc. and Orion Power Operating Services Midwest, Inc.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:

                           (a) any Asset Sale;

                           (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse" means, with respect to any specified Person and the Indebtedness of such Person:

                  (1) neither the Company nor any of its Restricted Subsidiaries
         (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) for the Indebtedness of such Person other than a pledge of the Equity Interests of such Person, (B) is directly or indirectly liable as a guarantor or otherwise of the Indebtedness of such Person, or (C) constitutes the lender with respect to the Indebtedness of such Person; and

                  (2) in the case of an Unrestricted Subsidiary, no default on the Indebtedness of such Person (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness of the Company or any of its Restricted Subsidiaries or cause the payment of such Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

          "Note Documents" means the Notes and the Indenture, the Existing Notes and the related Existing Indentures, the Note Guarantees, each Intercreditor Confirmation and the Security Documents.

          "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment Obligations under the Indenture and on the Notes, executed pursuant to the provisions of this Supplemental Indenture.

         "Note Obligations" means:

                  (1) Notes issued on the Issue Date and the Existing Notes; or

                  (2) Notes issued by the Company after the Issue Date under this Supplemental Indenture that constitute Sharing Eligible Debt and all related exchange notes,

together with the Note Guarantees and all other Obligations (including all Obligations owing to the Trustee) of any Obligor under the Note Documents.

         "Notes" has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Notice of Actionable Default" means a written notice given to the Collateral Trustee by the Required Secured Debtholders or any Secured Debt Representative, stating that an Actionable Default has occurred and is continuing.

         "Obligations" means any principal, interest, premium, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Obligor" means the Company, the Guarantors and each other Subsidiary of the Company that has granted the Collateral Trustee a Lien upon any property as security for any Note Obligation.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any

Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, or any Vice-President of such Person.

          "Order of Application" has the meaning assigned to it in the Collateral Trust Agreement.

          "Parity Secured Debt" means:

                  (1) the Notes issued on the Issue Date;

                  (2) the Existing Notes;

                  (3) Credit Agreement Debt outstanding or committed on the Issue Date; and

                  (4) Sharing Eligible Debt (including the Seward Guarantees) that is designated by the Company, in an Officer's Certificate delivered to the Collateral Trustee on or before the date of incurrence of such Indebtedness, as entitled to share Equally and Ratably in the benefits and proceeds of all Liens held by the Collateral Trustee in Shared Collateral.

         "Parity Secured Obligations" means, collectively, the Note Obligations, the Credit Agreement Obligations and all Obligations in respect of each other Series of Secured Debt.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "PEDFA" means Pennsylvania Economic Development Financing Authority and its successors.

         "Permitted Business" means the business of providing services and products in the energy market and any businesses incidental or reasonably related thereto.

         "Permitted ERCOT Assets" means (1) electric generating assets together with assets related thereto (including any assets related to the operation and fuel supply of such electric generating assets) which assets support REI's and/or its Restricted Subsidiaries' retail business in the State of Texas and
(2) all (but not less than all) of the Capital Stock of any Person that owns solely Permitted ERCOT Assets (whether directly or through one or more wholly owned Subsidiaries) described in clause (1) above.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents and, in the case of the Excluded Subsidiaries only, cash equivalents or other liquid investments permitted under any Credit Facility to which it is a party;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) [Reserved];

                  (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof;

                  (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (7) any Investments received in compromise or resolution of
         (A) Obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (8) Investments represented by Hedging Obligations;

                  (9) loans or advances to employees made in the ordinary course of business up to an aggregate principal amount not to exceed $10.0 million at any one time;

                  (10) any Investment acquired by the Company or any of its Restricted Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Company or any of its Restricted Subsidiaries with respect to any claim against any other Person;

                  (11) repurchases of the Notes or pari passu Indebtedness;

                  (12) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction;

                  (13) payment of consolidated taxes pursuant to the Tax Sharing Agreement, dated as of October 1, 2002, among the Company and its Subsidiaries named therein, as amended, supplemented or modified from time to time and any other tax allocation agreements among the Company and its Subsidiaries;

                  (14) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; and

                  (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $125.0 million.

         "Permitted Liens" means:

                  (1) Liens held by the Collateral Trustee Equally and Ratably securing all Indebtedness that is Parity Secured Debt and Equally and Ratably securing all other Parity Secured Obligations;

                  (2) Permitted Separate Liens;

                  (3) [Reserved];

                  (4) [Reserved];

                  (5) Liens on assets of REMA and its Subsidiaries securing Indebtedness of REMA and its Subsidiaries permitted to be incurred pursuant to clause (5) of the definition of Permitted Debt, including cash collateral for letters of credit issued thereunder and Liens encumbering assets of REMA and/or any of its Subsidiaries securing obligations under, or in connection with, or which constitute, Qualifying Credit Support (as defined in the participation agreements to which REMA is a party);

                  (6) Liens on assets of the Seward Subsidiary securing Permitted PEDFA Bond Indebtedness incurred by the Seward Subsidiary and that is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by the Company);

                  (7) [Reserved];

                  (8) [Reserved];

                  (9) Liens on assets of a Restricted Subsidiary in existence on the date on which such Person becomes a Restricted Subsidiary; provided that on the date on which such Person becomes a Restricted Subsidiary, after giving effect to the incurrence of such Liens, the Consolidated Senior Leverage Ratio would not exceed 3.0 to 1.0;

                  (10) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (11) of the definition of Permitted Debt, covering only the assets acquired with or financed by such Indebtedness;

                  (11) Liens securing obligations under sale leaseback transactions permitted by the provisions of Section 4.16 hereof;

                  (12) Liens in favor of the Company or the Guarantors;

                  (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (14) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (15) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, other utilities, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property or other exceptions to title that were not incurred in connection with Indebtedness and that (A) exist on the Issue Date and are recorded on such date, (B) are permitted under the terms of the Security Documents or (C) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Supplemental Indenture if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in clause (4) of the definition of Permitted Refinancing Indebtedness); provided, however, that:

                           (a) the new Lien shall be limited to all or part of
                  the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), except, if Permitted PEDFA Bond Indebtedness is Sharing Eligible Debt, it may be secured by Liens held by the Collateral Trustee on the Shared Collateral; and

                           (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

                  (17) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

                  (18) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of the Company or a Restricted Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

                  (19) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of the Company or a Restricted Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

                  (20) inchoate statutory Liens arising under ERISA;

                  (21) Liens (A) on cash and short-term investments (i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Company or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option

         (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

                  (22) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

                  (23) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

                  (24) Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC ("RERS"), StarEn Power, LLC ("StarEn") and Reliant Energy Solutions, LLC ("Solutions"), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

                  (25) pledges and deposits to secure the payment of worker's compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (26) [Reserved];

                  (27) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person's obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

                  (28) Liens on proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness and Liens on Indebtedness of the Company held by a Seward Subsidiary securing the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness;

                  (29) Liens on assets of the Excluded Subsidiaries existing on the Issue Date;

                  (30) Liens on assets of REMA and its Subsidiaries created in connection with the sale-leaseback of REMA's interests in the Keystone, Conemaugh and Shawville generating facilities consummated in August 2000;

                  (31) Liens on certain of Reliant Energy Choctaw County, LLC's switchyard equipment at the Choctaw Facility granted to Entergy in connection with an Operating and Maintenance Agreement;

                  (32) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the Seward Tax-Exempt Bonds;

                  (33) Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

                  (34) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

         "Permitted PEDFA Bond Indebtedness" means Indebtedness incurred by the Company and/or the Seward Subsidiary and/or guaranteed by the Company and/or the Guarantors in tax-exempt industrial development bond financings that are not supported by letters of credit outstanding under the Credit Agreement, the proceeds of which are used:

                  (1) to build the Seward Facility;

                  (2) to reimburse the Company, its Restricted Subsidiaries or the Seward Subsidiary for amounts advanced or incurred, or for Indebtedness incurred to fund such construction costs, prior to the date of incurrence of such Indebtedness; or

                  (3) to refund or defease the Seward Tax-Exempt Bonds or refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds.

         "Permitted Prior Liens" means (1) Liens described in clauses (9), (10),
(11), (13), (14), (15), (18), (21), (22), (23,) (24), (25), (27), (31), (32) and
(33) of the definition of "Permitted Liens," (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

                  (2) except for Permitted PEDFA Bond Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Company or such Restricted Subsidiary;

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that Permitted PEDFA Bond Indebtedness may be (A) incurred by the Company and/or guaranteed by the Company if the assets of the Seward Subsidiary (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) remain free of all Liens securing Indebtedness, except Liens held by the Collateral Trustee as security for Secured Obligations or (B) guaranteed by the Company on an unsecured basis if such Indebtedness is otherwise Non-Recourse to the Company and its other Restricted Subsidiaries (other than the Seward Subsidiary ) and is secured solely by Liens on the assets of the Seward Subsidiary and/or the Equity Interests of the Seward Subsidiary ; provided, further, that in the case of Indebtedness of an Excluded Orion Power Subsidiary that is being refinanced, replaced or refunded, such Indebtedness may be incurred at another Excluded Orion Power Subsidiary or at Orion Power Holdings, Inc; and

                  (5) if incurred by the Company, such Indebtedness may be guaranteed by the Guarantors.

          "Permitted Separate Liens" means Liens that are granted or maintained by the Company and the Restricted Subsidiaries upon Excluded Property as security for Obligations under Credit Facilities; provided that Permitted Separate Liens on Excluded Securities are limited as follows:

                  (1) Liens that are attached to any Excluded Securities on the Issue Date and were granted by the Security Documents to secure Indebtedness outstanding or committed under the Credit Agreement on the Issue Date and Obligations in respect thereof may be maintained and, at the option of the Company, may also secure Obligations under other Credit Facilities constituting Parity Secured Debt;

                  (2) Liens attaching to other Excluded Securities issued by a Restricted Subsidiary that is a Guarantor may be granted and maintained to secure only Credit Agreement Obligations and, at the option of the Company, Obligations under other Credit Facilities constituting Parity Secured Debt; and

                  (3) Liens attaching to Excluded Securities issued by an Unrestricted Subsidiary may be granted and maintained to secure any Indebtedness of such Unrestricted Subsidiary.

         "Purchase Money Note" means a promissory note of a Securitization Entity evidencing amounts owed to the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the

Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

                  (1) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

                  (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

         "REMA" means Reliant Energy Mid-Atlantic Power Holdings, LLC.

         "REMA Lease" means, collectively, the obligations of REMA as facility lessee under the Facility Lease Agreements, each dated as of August 24, 2000 and each between REMA and, respectively, Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC, and Shawville Lessor Genco, LLC, and under the related participation agreements and other documents executed in connection therewith, in each case, as amended through the Issue Date.

         "Required Lenders" means, at any time in respect of any action or matter, (1) the number or percentage of holders of Credit Agreement Obligations whose consent is required under the Credit Agreement to take such action or bind the holders of Credit Agreement Obligations to such matter or (2) the Credit Agreement Agent acting upon authorization under the Credit Agreement or under the authorization or consent of the number or percentage of holders referred to in clause (1).

         "Required Secured Debtholders" means, at any time, the holders of a majority in aggregate outstanding principal amount of all Secured Debt then outstanding and unfunded letters of credit or credit commitments which, if funded, would constitute outstanding Secured Debt, voting together as a single class. For this purpose only, Secured Debt registered in the name of, or beneficially owned by, the Company or any of its Subsidiaries shall be deemed not to be outstanding.

          "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group.

         "Secured Debt" means the Parity Secured Debt.

         "Secured Debt Documents" means, collectively, the Credit Agreement Documents, the Note Documents and the indenture, agreement and other documents governing each other Series of Secured Debt and all agreements binding on any Obligor related thereto.

         "Secured Debt Representative" means:

                  (1) in the case of the Notes, the Trustee;

                  (2) in the case of the Existing Notes, the applicable trustee;

                  (3) in the case of Credit Agreement Debt, the Credit Agreement Agent;

                  (4) in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such Series of Secured Debt and is appointed as Secured Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or agreement governing such Series of Secured Debt; or

                  (5) in the case of the Seward Guarantees, the trustees under the indentures governing the Seward Notes.

         "Secured Obligations" means the Parity Secured Obligations.

          "Securitization Entity" means RE Retail Receivables, LLC, and any Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing, sale, or purchase of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

                  (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                           (a) is guaranteed by the Company or any Restricted
                  Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

                           (b) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                           (c) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, as determined by the Company, other than amounts payable in the ordinary course of business in connection with servicing receivables and other assets of such entity; and

                  (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "Security Documents" means the Collateral Trust Agreement, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee to secure Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Separate Cash Deposits" means cash collateral deposits required by the Credit Agreement to secure letter of credit exposure after default or to provide for mandatory prepayments after outstanding loans are repaid.

         "Separate Collateral" means Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities."

         "Series of Secured Debt" means, severally, the Notes, the Existing 2010 Notes, the Existing 2013 Notes, the Seward Guarantees, the Credit Agreement Debt and each other issue or series of Parity Secured Debt.

         "Seward Facility" means the 520 MW coal facility and related assets owned by the Seward Subsidiary, or its successors, and located, or to be located, in New Florence, Indiana County, Pennsylvania.

         "Seward Guarantees" means, collectively, the Seward Note Parent Guarantees and the Seward Note Subsidiary Guarantees.

         "Seward Note Parent Guarantees" means the guarantee of the Seward Notes by the Company.

         "Seward Note Subsidiary Guarantees" means the guarantee of the Seward Note Parent Guarantees by the Guarantors.

         "Seward Notes" means up to $500.0 million in aggregate principal amount of Permitted PEDFA Bond Indebtedness resulting from (1) the conversion to long-term interest rate mode and reoffering on December 22, 2004 of up to $400.0 million in aggregate principal amount of Seward Tax-Exempt Bonds or (2) the issuance on December 22, 2004 of $100.0 million in aggregate principal amount of Seward Series 2004A Bonds.

         "Seward Series 2004A Bonds" means the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A.

         "Seward Subsidiary" means Reliant Energy Seward, LLC, a Delaware limited liability company.

         "Seward Tax-Exempt Bonds" means (1) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000, (2) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000, (3) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000, (4) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, in the original aggregate principal amount of $100,000,000 and (5) any bonds issued by PEDFA on or after the Issue Date as permitted under the Credit Agreement as in effect on the Issue Date and supported by letters of credit outstanding under the Credit Agreement.

         "Sharing Eligible Debt" means:

                  (1) Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

                  (2) Indebtedness incurred under clause (21) of the definition of Permitted Debt;

                  (3) the Existing Notes and the Notes issued on the Issue Date;

                  (4) Permitted Refinancing Indebtedness incurred by the Company or, if it constitutes Permitted PEDFA Bond Indebtedness, Indebtedness incurred by the Company and/or the Seward Subsidiary and/or guaranteed by the Company and/or the Guarantors, the net proceeds of which are used to refinance, extend, renew, replace, defease or refund Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds; provided, that, in the case of Permitted PEDFA Bond Indebtedness, the assets of the Seward Subsidiary (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) shall remain free of all Liens securing Indebtedness, except Permitted Prior Liens and Liens held by the Collateral Trustee as security for the Parity Secured Debt;

                  (5) [Reserved];

                  (6) [Reserved];

                  (7) Permitted Refinancing Indebtedness, the net proceeds of which are used to refinance Parity Secured Debt; and

                  (8) any other Indebtedness incurred by the Company if (A) when it was incurred, the incurrence of such Indebtedness by the Company was permitted by this Supplemental Indenture and (B) on the day such Indebtedness was incurred, after giving effect to such incurrence and the application of the proceeds from, and the creation of Liens to secure, such Indebtedness, the Consolidated Senior Leverage Ratio was not greater than 3.0 to 1.0;

         provided that each category of Indebtedness described above:

                  (1) must be guaranteed by any of the Restricted Subsidiaries that, on the date of incurrence of such Indebtedness, is obligated as a Guarantor under a Note Guarantee of the Notes;

                  (2) must not be subordinated in right of payment or in respect of the application of the proceeds of the Collateral Trustee's Liens on the Collateral to any other Indebtedness of the Company or any Guarantor (whether or not such other Indebtedness is part of the same series of Indebtedness), except in accordance with the Order of Application; and

                  (3) is governed by an indenture or agreement that appoints a Secured Debt Representative and includes an Intercreditor Confirmation.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on July 1, 2003; provided that clause (3) of such definition will be disregarded.

          "Specified Junior Securities" means subordinated debt securities issued by the Company that:

                  (1) are subordinated in right of payment in full to the Notes;

                  (2) have a final maturity date occurring at least 91 days after the final maturity date of the Notes and have a Weighted Average Life to Maturity at least 91 days longer than the Weighted Average Life to Maturity of the Notes;

                  (3) are not guaranteed by any Subsidiary of the Company except for any guarantee by a Guarantor that is contractually subordinated in right of payment to the prior payment in full in cash to the Note Guarantees of the Notes; and

                  (4) are not convertible into any other securities except Equity Interests of the Company (other than Disqualified Stock).

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company, which are substantially similar to those in existence on the Issue Date or are otherwise reasonably customary in an accounts receivable or equipment securitization transaction, in each case, as determined by the Company.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Supplemental Indenture" means this First Supplemental Indenture, dated as of the Issue Date, by and among the Company, the Guarantors and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

          "Texas Genco" means Texas Genco Holdings, Inc., a Texas corporation and a 100% owner of Texas Genco, LP, a Texas limited partnership.

         "Texas Genco Intercreditor Agreement" means the Intercreditor Agreement dated as of July 1, 2003 among Texas Genco, L.P., Bank of America, N.A. and the Collateral Trustee.

         "Unrestricted Subsidiary" means (i) RE Retail Receivables, LLC, but only to the extent that it continues to be a Securitization Entity, and (ii) any Subsidiary of the Company or any successor to any of them that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Indebtedness that is Non-Recourse to the Company and its Restricted Subsidiaries;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted to be incurred under the provisions of Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

                                                                                        Defined in
Term                                                                                      Section
----                                                                                      -------
"Affiliate Transaction".............................................................       4.11
"Asset Sale Offer"..................................................................       4.10
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"Event of Default"..................................................................       6.01
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Indemnitee"........................................................................      10.07
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.09
"Offer Period"......................................................................       3.09
"Permitted Debt"....................................................................       4.09
"Purchase Date".....................................................................       3.09
"Restricted Payments"...............................................................       4.07
"Shared Collateral".................................................................      10.02
"Termination Date"..................................................................       4.23

Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

         The following TIA terms used in this Supplemental Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them. All other capitalized terms used herein and not otherwise defined shall have the meanings provided in the Base Indenture.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

                  (8) references to sections of the Indenture refer to sections of this Supplemental Indenture.

Section 1.05 Relationship with Base Indenture.

         The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company and the Guarantors, (3) the due execution hereof by the Company and the Guarantors or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes shall be issued in registered global form without interest coupons. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee's records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

         One Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

         The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.13 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Company Orders, except as provided in Section 306 of the Base Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Reserved.

Section 2.04 Reserved.

Section 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Securities Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

                  (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

         Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 hereof or Section 304 or 306 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Securities Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Securities Registrar both:

                           (A) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                           (B) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase.

                  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                  (1) If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Securities Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                  A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
         Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Securities Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Securities Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Securities Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (f) Legends. A legend in substantially the following form will appear on the face of all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

 "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND
(IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF RELIANT ENERGY, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Securities Registrar's request.

                  (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.09, 4.10, 4.15 and 9.05 hereof and Section 304 of the Base Indenture).

                  (3) The Securities Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Company shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Securities Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Reserved.

Section 2.08 Reserved.

Section 2.09 Reserved.

Section 2.10 Reserved.

Section 2.11 Reserved.

Section 2.12 Reserved.

Section 2.13 Issuance of Additional Notes.

         The Company shall be entitled, upon delivery of an Officer's Certificate, Opinion of Counsel and Company Order, subject to its compliance with Sections 4.09 and 4.12 hereof, to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Supplemental Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer's Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                  (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

                  (b) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.14 Designated Senior Debt.

         For purposes of the Existing Convertible Notes Indenture, Notes issued under this Supplemental Indenture will be deemed to be "Designated Senior Debt," as such term is defined in the Existing Convertible Notes Indenture.

Section 2.15 Reserved.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (45 days in the case of a partial redemption) but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

                  (1) the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed.

         In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to
Article 8 or 13 of this Supplemental Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, and premium, if any, on all Notes to be redeemed or purchased on that date. Promptly after the Company's written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, and premium, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) At any time prior to December 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Supplemental Indenture at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 75 days of the date of the closing of such Equity Offering.

         (b) Except pursuant to the preceding paragraph, the Notes are not redeemable at the Company's option prior to December 15, 2009.

         (c) On or after December 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2009.............................................................................       103.375%
2010.............................................................................       102.250%
2011.............................................................................       101.125%
2012 and thereafter..............................................................       100.000%

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders of Notes and all holders of other Parity Secured Debt (other than Credit Agreement Debt) containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply a portion of the Excess Proceeds as calculated pursuant to the second sentence of Section 4.10(d) hereof (the "Offer Amount") to the purchase of Notes and such other Parity Secured Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other Parity Secured Debt surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Notes and other Parity Secured Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Secured Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Securities Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 1002 of the Base Indenture.

Section 4.03 Reports.

         (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to Holders, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

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

         All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon reasonable request.

         If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in clauses (1) and (2) of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC. The Company shall at all times comply with TIA Section 314(a).

         (b) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company's fiscal year ends December 31st.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof in so far as such provisions relate to financial and accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or of any Guarantor that is contractually subordinated to the Notes or any Note Guarantee (excluding any intercompany Indebtedness, intercompany receivables or intercompany advances between or among any of the Company and any of its Restricted Subsidiaries and Permitted PEDFA Bond Indebtedness), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

                  unless, at the time of and after giving effect to such Restricted Payment:

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

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after July 1, 2003 (excluding Restricted Payments permitted by clauses (2) through (12) of paragraph (b) below), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first full fiscal quarter since July 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company since July 1, 2003 as a contribution to its common equity capital or surplus or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (C) to the extent that any Restricted Investment that
                  was made after July 1, 2003 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (D) 50% of any cash received by the Company or a
                  Restricted Subsidiary of the Company after July 1, 2003 from an Unrestricted Subsidiary of the Company, to the extent that such cash was not otherwise included in Consolidated Net Income of the Company for such period and did not result in an increase in the amount available for future Permitted Investments, plus

                           (E) to the extent that any Unrestricted Subsidiary of
                  the Company is redesignated as a Restricted Subsidiary after July 1, 2003, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation.

         (b) The provisions of Section 4.07(a) hereof shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Supplemental Indenture;

                  (2) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, the

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

         substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or of the substantially concurrent contribution of common equity capital or surplus to the Company, provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.07(a) hereof;

                  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company in connection with any management equity subscription agreement, stock option agreement, shareholders' agreement, severance agreement, employee benefit plan or agreement or similar agreement or (B) the repurchase for value of any Equity Interests of the Company in the open market to satisfy stock options issued by the Company that are outstanding; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests after the Issue Date may not exceed $25.0 million in any calendar year (or the pro rata portion thereof for the calendar year 2004);

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) the purchase by the Company of fractional shares upon conversion of any securities of the Company into Equity Interests of the Company;

                  (8) the declaration and payment of dividends (A) to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage test set forth in Section 4.09(a) hereof;

                  (9) upon the occurrence of a Change of Control and after the completion of the offer to repurchase the Notes pursuant to the provisions of Section 4.15 hereof (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Capital Stock or Indebtedness that is contractually subordinated to the Notes or any Note Guarantee required under the terms of such Capital Stock or Indebtedness as a result of such Change of Control;

                  (10) the transactions with any Person (including any Affiliate of the Company) set forth in clauses (1) and (4) of Section 4.11(b) hereof and the funding of any obligations in connection therewith;

                  (11) the issuance of Equity Interests of the Company (other than Disqualified Stock) for other Equity Interests of the Company in connection with any rights offering and payments for the redemption of fractional shares in connection with any rights offering; and

                  (12) so long as no Default has occurred and is continuing or would be caused thereby, additional Restricted Payments in an aggregate amount not to exceed $100.0 million since July 1, 2003.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

         For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date as reasonably determined by the Company or such Restricted Subsidiary;

                  (2) this Supplemental Indenture, the Notes, the Note Guarantees and the Seward Guarantees;

                  (3) applicable law, rule, regulation or order;

                  (4) [Reserved];

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

                  (5) Indebtedness incurred by REMA pursuant to clause (4) of
         Section 4.09(b) hereof;

                  (6) Indebtedness incurred by the Seward Subsidiary consisting of Permitted PEDFA Bond Indebtedness or Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds pursuant to clause (5) of
         Section 4.09(b) hereof;

                  (7) [Reserved];

                  (8) [Reserved];

                  (9) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

                  (10) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

                  (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (12) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as reasonably determined by the Company or such Restricted Subsidiary;

                  (13) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (14) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business or (ii) with the approval of the Company's or the Restricted Subsidiary's Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

                  (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (16) any Purchase Money Note or other Indebtedness or any contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

                  (17) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

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

                  (18) Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; and

                  (19) with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence (A) by the Company and the guarantee by the Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

                           (a) $3.0 billion; or

                           (b) $3.73 billion less the sum, without duplication,
                  of:

                                    (i) the aggregate amount of all repayments,
                           optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary ) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date;

                                    (ii) the aggregate amount, without
                           duplication, of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other

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

                           than Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary) since the Issue Date; and

                                    (iii) the aggregate principal amount of
                           Indebtedness incurred pursuant to clause (5) of this
                           Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause
                           (5)) that is at the time outstanding;

                  (2) [Reserved];

                  (3) [Reserved];

                  (4) the incurrence by REMA and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of REMA or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (4) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of REMA and its Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $60.0 million;

                  (5) the incurrence by the Company and/or the Seward Subsidiary of (A) Permitted PEDFA Bond Indebtedness (including the Seward Notes) and/or the guarantee thereof by the Company and/or the Guarantors (including the Seward Guarantees) or (B) Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds, in an aggregate principal amount at any one time outstanding under this clause (5), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), without duplication, not to exceed $600.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness incurred pursuant to this clause (5) that have been made by the Company and/or the Guarantors and/or the Seward Subsidiary since the Issue Date;

                  (6) [Reserved];

                  (7) [Reserved];

                  (8) the issuance of Specified Junior Securities by the Company, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8); provided that at least 50% of the net proceeds of such issuance (other than proceeds that are used by the Company or any Guarantor to acquire Permitted ERCOT Assets) are applied to the repayment of term Indebtedness under the Company's Credit Facilities; provided, further, that if there is any change in the terms of such Specified Junior Securities that results in such securities no longer meeting all of the requirements of the definition of "Specified Junior Securities," then such change will be deemed to constitute an incurrence of Indebtedness by the Company that was not permitted by this clause (8);

                  (9) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Existing Convertible Notes, the Existing Notes, Reliant Energy Channelview's Indebtedness, Orion Power Holdings, Inc.'s Senior Notes due 2010 and Indebtedness under the REMA Lease, and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9);

                  (10) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date and the incurrence by any Restricted Subsidiary of the Company of any other Note Guarantee of the Notes, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (10);

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (11), not to exceed $100.0 million at any one time outstanding;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) hereof or clauses (1), (4), (5),
         (8), (9), (10), (11), (12) or (21) of this Section 4.09(b);

                  (13) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (a) if the Company or any Guarantor is the obligor on such Indebtedness and (i) the payee is not the Company or a Guarantor or (ii) such Indebtedness constitutes Excluded Securities, such Indebtedness (except Permitted PEDFA Bond Indebtedness) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

                           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and
         (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company (except transfers to the Collateral Trustee to secure Secured Obligations) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (13);

                  (14) the incurrence by any Guarantor of any Guarantee of Parity Secured Debt or any other Obligation that guarantees, secures or supports, Equally and Ratably, all of the Parity Secured Debt and Parity Secured Obligations;

                  (15) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                           (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

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                           (b) any sale or other transfer of any such preferred
         stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an issuance of such preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (15);

                  (16) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (17) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (18) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                  (19) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

                  (20) the Guarantee by the Company or any Guarantor of Indebtedness that was permitted to be incurred by Section 4.09(a) hereof or clauses (8), (11) or (21) of this Section 4.09(b); and

                  (21) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (21), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (21), not to exceed $500.0 million (which may, but need not, be incurred under a Credit Facility).

         The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or that Guarantor (except Permitted PEDFA Bond Indebtedness) unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) of
Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clauses (1), (4) and (9) of Section 4.09(b) hereof, as applicable, and all Permitted PEDFA Bond Indebtedness and other Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (5) of Section 4.09(b) hereof. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section
4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by the Company or such Restricted Subsidiary); and

                  (2) at least 75% of the consideration therefor received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                           (a) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 60 days; and

                           (c) reasonable reserves for indemnity obligations and purchase price adjustments funded in cash or held back by the purchaser.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

                  (1) in the case of a sale of assets of a Restricted Subsidiary of a Company that is not a Guarantor, to repay Indebtedness of that Restricted Subsidiary, or, in the case of a sale of assets of an Excluded Orion Power Subsidiary, to repay Indebtedness of Orion Power Holdings, Inc. and, in each case, correspondingly reduce commitments with respect thereto;

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

                  (2) in the case of a sale of assets pledged to secure Indebtedness (including Capital Lease Obligations), other than Secured Debt, to repay the Indebtedness secured by those assets; or

                  (3) in the case of any Asset Sale:

                           (A) to acquire all or substantially all of the assets
                  of, or all or a majority of the Voting Stock of, a Person engaged in a Permitted Business provided that such Person becomes a Guarantor;

                           (B) to make a capital expenditure; or

                           (C) to acquire other assets that are not classified
                  as current assets under GAAP and that are used or useful in a Permitted Business.

         (c) If any Net Proceeds from any sale of Shared Collateral or Excluded Securities or from any issuance of Equity Securities that constitute an Asset Sale are required pursuant to the terms of any of the Secured Debt Documents to be deposited into a cash collateral or similar account, then such Net Proceeds shall be deposited into a Cash Collateral Account as part of the Shared Collateral. As to any other Net Proceeds, pending final application of such Net Proceeds in accordance with this Section 4.10, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Supplemental Indenture.

         (d) Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in Section 4.10(b) hereof shall constitute "Excess Proceeds," except that if any portion of any Net Proceeds from an Asset Sale (other than Excluded Proceeds) is required at any time pursuant to any Secured Debt Document to be applied to the mandatory prepayment, redemption, repurchase or purchase of Parity Secured Debt or to provide cash collateral for letters of credit issued under Parity Secured Debt, then all of the Net Proceeds from that Asset Sale (other than Excluded Proceeds) will be deemed to be "Excess Proceeds" at that time. When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness (including the Existing 2010 Notes and the Existing 2013 Notes) that is pari passu with the Notes (other than Credit Agreement Debt and the Seward Guarantees)(and so long as the Notes are secured, Equally and Ratably secured with the Notes) containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes and such other pari passu Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such other pari passu Indebtedness containing such provisions (not including Credit Agreement Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement Debt then outstanding (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (e) [Reserved].

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         (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Supplemental Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

                  (1) any employment agreement or director's engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the relevant Board of Directors;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

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

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

                  (6) Restricted Payments that do not violate the provisions of
         Section 4.07 hereof;

                  (7) transactions effected as part of a Qualified Securitization Transaction;

                  (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate outstanding at any one time;

                  (9) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined by the Company;

                  (10) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the Company or any of its Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of its Restricted Subsidiaries; and

                  (11) any transaction involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.12 Liens.

         The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Line of Business.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

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

         Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes and (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within thirty days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

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

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         No Notes of $2,000 or less can be repurchased in part. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee upon receipt of an Company Order shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 4.09 hereof;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

                  (3) if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 4.10 hereof.

         The preceding restrictions shall not apply to a sale and leaseback transaction entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries of the Company.

Section 4.17 Payments for Consent.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any Holder for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of the

Indenture, the Notes or the Note Guarantees unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.

         If after the Issue Date the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary, then that Domestic Subsidiary or former Excluded Subsidiary shall become a Guarantor and (A) execute a Note Guarantee substantially in the form as Exhibit B hereto, a supplemental indenture substantially in the form as Exhibit C hereto and a joinder agreement to the Security Documents in form and substance reasonably satisfactory to the Trustee providing that such Subsidiary shall become a Guarantor under this Supplemental Indenture and a party as grantor to the Security Documents and (B) deliver an Opinion of Counsel satisfactory to the Trustee, in each case, within 30 Business Days of the date on which it was required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary.

Section 4.19 Changes in Covenants When Notes Rated Investment Grade.

         If on any date following the Issue Date:

         (a) the rating assigned to the Notes by either S&P or Moody's is an Investment Grade Rating, and

         (b) no Default or Event of Default shall have occurred and be continuing,

         then, beginning on that day and subject to the provisions of the following paragraph, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11,
4.20 and clause (4) of Section 5.01 hereof shall be suspended.

         Notwithstanding the foregoing, if the ratings assigned by both such rating agencies with respect to the Notes should subsequently decline to below an Investment Grade Rating, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.20 and clause (4) of Section 5.01 hereof shall be reinstituted as of and from the date of such rating decline. The provisions of Section 4.07 hereof shall be interpreted as if they had been in effect since July 1, 2003 except that no default will be deemed to have occurred solely by reason of a Restricted Payment made or declared (and later made) in accordance with the provisions of
Section 4.07(b)(1) while the provisions of such Section were suspended.

Section 4.20 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) hereof or under the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.

Section 4.21 Reserved.

Section 4.22 Insurance.

         The Company and the Guarantors shall maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Shared Collateral) in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Company and the Guarantors and furnish to the Collateral Trustee, upon written request, full information as to its property and liability insurance carriers. Holders of Note Obligations, as a class, will be named as an additional insured on all liability insurance policies of the Company and its Restricted Subsidiaries and the Collateral Trustee will be named as loss payee on all property and casualty insurance policies of each such person.

Section 4.23 Subordination of Intercompany Indebtedness.

         (a) Each of the Company and the Guarantors hereby agrees that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly or indirectly made by or owed to the Company or such Guarantor by any Guarantor or the Company, as applicable, of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of the Note Obligations. Each of the Company and the Guarantors hereby agrees that it shall not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable, intercompany payable or intercompany advance that is owed to any Person other than the Company or any Guarantor, unless such Person agrees that such Indebtedness, receivable, payable or advance (as applicable) is completely subordinated to the Note Obligations and subject in right of payment to the prior indefeasible payment in full in cash of the Note Obligations, and that no payment on any such Indebtedness, receivable, payable or advance shall be made by the Company or any Guarantor until the earliest to occur of: (i) satisfaction and discharge of this Supplemental Indenture pursuant to Article 13 hereof, (ii) Legal Defeasance or Covenant Defeasance or (iii) payment in full in cash of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full in cash (for purposes of this Section 4.23, only, collectively the "Termination Date"); except: intercompany receivables, intercompany payables, intercompany advances and intercompany Indebtedness made to, or on behalf of, any Person, other than the Company or any Guarantor, permitted pursuant to the terms hereof may be paid or repaid, in each case so long as no Event of Default shall have occurred and be continuing; provided, however, that the foregoing shall not apply to any intercompany Indebtedness or other intercompany receivable, intercompany payable or intercompany advance with a Person, other than the Company or any Guarantor, where such Person is expressly prohibited from agreeing to the foregoing subordination pursuant to the terms and provisions of the definitive credit documentation with respect to Indebtedness of such Person for borrowed money listed on Schedule 7.3(k) to the Credit Agreement.

         (b) In the event that any payment on any such intercompany Indebtedness, receivable, payable or advance shall be received by the Company or any Guarantor other than as permitted by Section 4.23(a) before the Termination Date, the Company or such Guarantor, as applicable, shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Collateral Trustee for the benefit of the holders of Parity Secured Debt all such sums to the extent necessary so that the holders of Parity Secured Debt shall have been indefeasibly paid in full, in cash, all Note Obligations owed or which may become owing.

                                   ARTICLE 5.
                                   SUCCESSORS

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Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either:

                           (A) the Company is the surviving corporation; or

                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the Trustee;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the Security Documents pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

                           (A) would have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                           (B) would, on the date of such transaction after
                  giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (i) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of the Company as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

         In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         Notwithstanding the foregoing:

                  (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary of the Company; and

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                  (2) the Company may merge with an Affiliate solely for the purpose of reincorporating the Company or re-forming in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Company defaults for 30 days in the payment when due of interest on the Notes;

                  (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof for 30 days after notice to the Company from the Trustee or the Holders of at least 25% in the aggregate principal amount of Notes then outstanding;

                  (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes or the Security Documents for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries other than (A) Reliant Energy Channelview, L.P. and its Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary and (B) Reliant Energy Retail Holdings, LLC or its successor or any Subsidiary thereof in connection with a Qualified Securitization Transaction (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

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

                           (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

                  (7) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability is applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more;

                  (8) any Security Document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in this Supplemental Indenture) to be fully enforceable and perfected;

                  (9) except as permitted by this Supplemental Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee;

                  (10) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due; or

                  (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

                           (a) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (b) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (c) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days;

Section 6.02 Acceleration.

         In the case of an Event of Default specified in clause (10) or (11) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Reserved.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Reserved.

Section 6.06 Reserved.

Section 6.07 Reserved.

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Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Reserved.

Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6 or receives any money pursuant to the Collateral Trust Agreement, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.01 hereof and Section 607 of the Base Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Reserved.

                                   ARTICLE 7.
                      TRUSTEE'S COMPENSATION AND INDEMNITY

Section 7.01 Compensation and Indemnity.

         (a) The Company and Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Supplemental Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company and Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture, the Note Documents or the Collateral Trust Agreement including the costs and expenses of enforcing this Supplemental Indenture, the Note

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

Documents or the Collateral Trust Agreement against the Company and the Guarantors (including this Section 7.01) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and / or Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.01 will survive the satisfaction and discharge of this Supplemental Indenture.

         (d) To secure the Company's and Guarantors' payment obligations in this
Section 7.01, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Supplemental Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIAss.313(b)(2) to the extent applicable.

         (g) The Company's and Guarantors' obligations under this Section 7.01 shall survive the resignation or removal of the Trustee, any termination of this Supplemental Indenture, including any termination or rejection of this Supplemental Indenture in any insolvency or similar proceeding and the repayment of all the Notes.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the

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Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Supplemental Indenture and, to the extent applicable, the Base Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under
         Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and under the Base Indenture, and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.22, 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(9) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

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         (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from or cured by the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

                  (7) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         (b) Upon the occurrence of a Legal Defeasance or a Covenant Defeasance, the Trustee shall send written notice of such Legal Defeasance or Covenant Defeasance to both the Collateral Trustee and the Company.

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Section 8.05 Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under the Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any

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Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Article Nine of the Base Indenture and Section 9.02 of this Supplemental Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Supplemental Indenture, the Note Guarantees or the Notes without the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 or Article 12 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders, including the addition of guarantees, or that does not adversely affect the legal rights under this Supplemental Indenture of any such Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Supplemental Indenture under the TIA;

                  (6) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents, the Collateral Trust Agreement or this Supplemental Indenture or, with the consent of the Credit Agreement Agent, any release of Collateral that becomes effective as set forth in the Security Documents, the Collateral Trust Agreement or this Supplemental Indenture;

                  (7) to conform the text of this Supplemental Indenture, the Notes or the Note Guarantees to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Supplemental Indenture, the Notes or the Note Guarantees;

                  (8) to reflect any waiver or termination of any right arising under the provisions of Section 11.01 hereof that otherwise would be enforceable by any holder of any Series of Secured Debt other than the Notes at any time issued under this Supplemental Indenture, if such waiver or termination is set forth or provided in the indenture or agreement governing or giving rise to such Series of Secured Debt, but no waiver or amendment pursuant to this clause (8) shall adversely affect the rights of any Holder;

                  (9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Supplemental Indenture as of the Issue Date; or

                  (10) to allow any Person to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes to become a Guarantor.

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         Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 903 of the Base Indenture and Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Supplemental Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal aggregate amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Supplemental Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal aggregate amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Section 101 of the Base Indenture shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the written request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 603 of the Base Indenture and Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

         It is not necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         Subject to Section 6.04 hereof and Section 508 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Supplemental Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver hereunder or under the Base Indenture as to the Notes;

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                  (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 3.09, 4.10 and
         4.15 hereof); or

                  (8) make any change in Section 6.04 hereof, Section 508 of the Base Indenture, as to the Notes, or in the foregoing amendment and waiver provisions.

         (b) Notwithstanding any other provision of the Indenture, no amendment or supplement to the provisions of Article XI hereof may be made in a manner which conflicts with the provisions of Section 11.04 hereof.

         (c) Other than as expressly provided in this Section 9.02(a)(8) above, the Base Indenture may only be amended, supplemented or otherwise modified as and to the extent provided in the Base Indenture.

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Supplemental Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee

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shall, upon receipt of an Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 602 of the Base Indenture) will be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by the Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01 Security.

         The punctual payment of (i) the principal of, premium, if any, and interest on the Notes and all other Parity Secured Obligations, when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, (ii) interest on overdue principal of, premium, if any, and interest on, the Notes and all other Parity Secured Obligations, (iii) the performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes, according to the terms hereunder or thereunder, and (iv) the performance of all other obligations of the Company under the Secured Debt Documents are secured Equally and Ratably by liens upon the Company's rights in the Shared Collateral. The payment of the Note Guarantees of each Guarantor and all other Obligations of such Guarantor, when due, and the performance of all other Obligations of such Guarantor under the Secured Debt Documents are secured Equally and Ratably by Liens upon such Guarantor's rights in the Shared Collateral.

Section 10.02 Collateral.

         (a) The Notes are secured, together with the Credit Agreement Debt, all other Parity Secured Debt of the Company and all other Parity Secured Obligations of the Company, Equally and Ratably by security interests granted to the Collateral Trustee in all of the assets of the Company that secure Credit Agreement Obligations, except Excluded Property. Each Note Guarantee is secured, together with each Guarantor's guarantee of the Credit Agreement Debt, all other guarantees of Parity Secured Debt of each Guarantor and all other Parity Secured Obligations of each Guarantor, Equally and Ratably by security interests granted to the Collateral Trustee in all assets of each Guarantor that secure its guarantee of the Credit Agreement Obligations except Excluded Property. As provided in and limited by the Security Documents, such security interests are junior in priority to Permitted Prior Liens.

         (b) The assets securing Credit Agreement Obligations and guarantees of Credit Agreement Obligations, excluding Excluded Property, consist of substantially all of the operating assets of the Company and the Guarantors owned as of the Issue Date or at any time thereafter acquired, subject to Permitted Liens ("Shared Collateral"), including, without limitation, as of the Issue Date:

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                  (1) mortgages on 13 electric generating plants with a net
         generating capacity of approximately 8,455 megawatts and related rights of way;

                  (2) the outstanding Capital Stock of Reliant Energy Retail Holdings, LLC, which through its Subsidiaries is engaged in the retail energy business;

                  (3) the outstanding Capital Stock of Orion Power Holdings, Inc., which through its Subsidiaries owns and operates 10 electric generating plants with a net generating capacity of approximately 5,400 megawatts located in New York, Pennsylvania, Ohio and West Virginia;

                  (4) the outstanding Capital Stock of REMA, which owns or leases, together with its subsidiaries, 19 electric generating plants with a net generating capacity of approximately 3,732 megawatts located in Pennsylvania, New Jersey and Maryland; and

                  (5) substantially all of the inventory, equipment, accounts, general intangibles and other personal property of the Guarantors, except Excluded Securities.

         The Shared Collateral does not include any of the assets of the Excluded Subsidiaries and does not include the Orion Intercompany Notes.

         The Shared Collateral also does not include certain assets that are subject to various contractual or legal restrictions on liens or were otherwise permitted by the holders of the Credit Agreement Obligations to be excluded from the Liens securing the Credit Agreement Obligations, including (1) certain receivables and related accounts of certain Guarantors that are in the retail energy business, which are subject to a receivables securitization program and are owned by a Securitization Entity, and (2) proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness (including the Seward Notes) that secure the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness.

Section 10.03 Further Assurances.

         (a) The Company and each Guarantor shall do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds Equally and Ratably, for the benefit of the Trustee and the Holders of the Notes and holders of the other Parity Secured Debt duly created, enforceable and perfected Liens (subject to Permitted Prior Liens) upon all property, whether real, personal (including after-acquired personal property) or mixed, of the Company and the Guarantors that is subject to any Lien securing any other Series of Secured Debt, except Permitted Separate Liens upon Excluded Property.

         (b) If the Company or any of the Guarantors at any time owns or acquires any property that is subject to a Lien securing any Parity Secured Debt (except Permitted Separate Liens upon Excluded Property), but is not subject to a valid, enforceable perfected Lien (subject to Permitted Prior Liens) in favor of the Collateral Trustee as security Equally and Ratably for all of the Parity Secured Obligations, then the Company shall, or shall cause such Guarantor if and to the extent required under the Credit Agreement or any other Credit Facility of the Company to, concurrently:

                  (1) execute and deliver to the Collateral Trustee a security document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Notes or other terms reasonably satisfactory to the Company or such Guarantor and the Collateral Trustee acting at the direction of the Credit Agreement Agent, granting a Lien upon such property

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

         to the Collateral Trustee for the benefit of the holders of Parity Secured Obligations, Equally and Ratably;

                  (2) cause the Lien granted in such security document to be duly perfected in any manner permitted by law and cause each other Lien that secures Indebtedness upon such property to be (A) released, unless it is a Permitted Lien, or (B) subordinated to the Collateral Trustee's Liens if it is not a Permitted Prior Lien; and

                  (3) deliver to the Trustee and the Collateral Trustee any opinion of counsel delivered to or for the benefit of any Series of Secured Debt relating to such Security Document or the Lien granted therein.

         (c) Upon the written request of the Collateral Trustee at any time and from time to time, the Company and each Guarantor shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Trustee may reasonably request to grant, perfect or maintain the priority of (subject to Permitted Prior Liens) the Liens and benefits intended to be conferred as contemplated by the Secured Debt Documents and the Security Documents for the benefit of the holders of the Parity Secured Obligations.

Section 10.04 Collateral Trustee.

         (a) The Company has appointed Wachovia Bank, National Association or one of its affiliates to serve as the Collateral Trustee for the benefit of the holders of:

                  (1) the Notes;

                  (2) the Existing Notes;

                  (3)  the Credit Agreement Debt;

                  (4) the Seward Guarantees;

                  (5) any and all future Parity Secured Debt; and

                  (6) all other Secured Obligations outstanding from time to time.

         (b) The Collateral Trustee (directly or through co-trustees, agents or sub-agents) holds, and is entitled to enforce, all Liens on the Collateral.

         (c) Except as provided in the Collateral Trust Agreement or the Security Documents or as directed by an Act of Secured Debtholders, the Collateral Trustee is not obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Lien; or

                  (3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 10.05 Security Documents and Guarantee.

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         (a) Each Holder of the Notes, by acceptance of the Notes, hereby authorizes the Trustee and the Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Note Guarantees, the Shared Collateral and the Security Documents.

         (b) Anything contained in any of the Note Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Shared Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Shared Collateral under the Security Documents may be exercised solely by the Collateral Trustee.

Section 10.06 Release of Security Interests.

         (a) The Shared Collateral will be released from the Collateral Trustee's Liens:

                  (1) in whole, at any time when no Actionable Default Period is continuing, if neither the Company nor any Guarantor has any Indebtedness secured by Liens, except for the Liens described in clauses (10), (11), (17) and (28) of the definition of "Permitted Liens;"

                  (2) as to any or all Shared Collateral at any time when no Actionable Default Period is continuing, if (A) consent to the release of Shared Collateral has been given by an Act of Secured Debtholders and (B) such release has become effective in accordance with the terms of the consent;

                  (3) as to any or all Shared Collateral at any time when an Actionable Default Period is continuing, if (A) consent to the release of such Shared Collateral has been given by an Act of Secured Debtholders and by the Required Lenders and (B) such release has become effective in accordance with the terms of the consent;

                  (4) as to (A) deposits in any Cash Collateral Account that are to be applied to fund any mandatory prepayment or purchase offer (including an Asset Sale Offer) that becomes required as to any Secured Debt as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Debt entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Debt Documents; and (B) deposits in any Cash Collateral Account that constitute proceeds from an asset sale that are permitted under the Secured Debt Documents to be reinvested or otherwise are not required under the Secured Debt Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Debt, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Debt Documents;

                  (5) as to assets of the Seward Subsidiary, concurrently with the incurrence by the Seward Subsidiary of Permitted PEDFA Bond Indebtedness that (A) is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any provided by the Company); and (B) is secured solely by Liens on such assets; or

                  (6) in accordance with the provisions of the Security Documents as in effect from time to time.

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

         (b) The Collateral Trustee's Liens upon Shared Collateral will no longer secure the Note Obligations and the right of the holders of Note Obligations to the benefits and proceeds of the Collateral Trustee's Liens on Shared Collateral will terminate and be discharged at the Company's written request:

                  (1) upon satisfaction and discharge of this Supplemental Indenture pursuant to Article 13 hereof;

                  (2) upon Legal Defeasance or Covenant Defeasance; or

                  (3) upon payment in full in cash of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full in cash.

         (c) Any release of all or substantially all Shared Collateral owned by any Guarantor will become effective only if all Liens on Excluded Securities issued by such Guarantor have previously been or are concurrently released.

         (d) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

         (e) To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company shall not be required to comply with all or any portion of TIA Section 314(d) (1) with respect to releases of Collateral pursuant to Section 10.06(g) and (2) if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

         (f) To the extent applicable, the Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

                  (1) all documents required by TIAss.314(d); and

                  (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         If any Collateral is released in accordance with the Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 10.06, the Trustee, upon receipt of such certificates and Opinion of Counsel, shall notify the Collateral Trustee of the receipt of such documents.

         (g) Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing:

                  (1) the Company may, without any prior release or consent by the Trustee, conduct the following ordinary course activities in respect of the Collateral subject to the lien of the Security Documents which do not individually or in the aggregate adversely affect the value of such Collateral:

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                           (a)      cash payments (including for the scheduled
                                    repayment of Indebtedness) in the ordinary course of business;

                           (b) sales or other dispositions of inventory in the ordinary course of business;

                           (c) collections, sales or other dispositions of accounts receivable in the ordinary course of business; and

                           (d) sales or other dispositions in the ordinary course of business of any property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries and is not material to the conduct of the business of the Company and its Subsidiaries; and

                  (2) the fair value of any Collateral released in accordance with clause (1) of this Section 10.06(g) need not be considered in determining whether the aggregate fair value of Collateral released in any calendar year meets or exceeds the 10% threshold specified in TIA
         Section 314(d);

provided, however, that the Company's right to rely on this Section 10.06(g) will be conditioned upon the Company's delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on January 1 and July 1 of any year, an Officer's Certificate to the effect that all releases during such six-month period in respect of which the Company did not comply with TIA Section 314(d) in reliance on this Section 10.06(g) were made in the ordinary course of business.

Section 10.07 Environmental Indemnity.

         (a) Each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Trustee and each Holder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

         (b) All amounts due under Section 10.07(a) hereof shall be payable not later than 10 days after written demand therefor.

         (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 10.07(a) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, the Indenture or any other Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special,

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

indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (e) The agreements in this Section 10.07 shall survive repayment of the Notes and all other amounts payable hereunder and the resignation and removal of the Trustee or collateral agent.

                                  ARTICLE 11.
                               COLLATERAL SHARING

Section 11.01 Equal and Ratable Lien Sharing by Holders of Notes and holders of other Parity Secured Debt.

         (a) Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared Collateral, (5) the time of taking possession or control over any Shared Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

                  (1) all Liens at any time granted by the Company or any of its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall secure, Equally and Ratably, all liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations; and

                  (2) all proceeds of all Liens at any time granted by the Company or any its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall be allocated and distributed Equally and Ratably on account of all liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations.

         Each Holder of the Notes, by acceptance of the Notes, agrees to the provisions described in the Order of Application and the definition of the term "Equally and Ratably."

         (b) The provisions of Section 11.01(a) hereof are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations and each present and future Secured Debt Representative.

         (c) It is understood that Shared Collateral may be released pursuant to the provisions of Section 10.06 hereof.

Section 11.02 Reserved.

Section 11.03 Enforcement of Security Interests.

         The enforcement of the Collateral Trustee's Liens in the Shared Collateral shall be governed by the Collateral Trust Agreement.

Section 11.04 Amendment and Supplement.

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         (a) No amendment or supplement to the provisions of Section 11.01 hereof that adversely affects the right of any Holder of Notes to share in the Shared Collateral Equally and Ratably will:

                  (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes); or

                  (2) be effective without the written consent of the Company.

         No waiver of the provisions of this Article 11.01 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.04, by the party to be bound thereby.

         (b) Any amendment or supplement to the provisions of the Security Documents will be effective only in accordance with the provisions of Section
9.01 of the Collateral Trust Agreement.

                                  ARTICLE 12.
                                 NOTE GUARANTEES

Section 12.01 Guarantee.

         (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note

Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03 Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Supplemental Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.18 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section
4.18 hereof and this Article 12, to the extent applicable.

Section 12.04 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 12.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Supplemental Indenture, its Note Guarantee and all Security Documents delivered by that Guarantor pursuant to a supplemental indenture; or

                           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Supplemental Indenture, including without limitation, Section 4.10 hereof, and the Collateral Trust Agreement.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Supplemental Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Note Guarantees had been issued on the Issue Date.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Supplemental Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05 Releases.

         (a) The Note Guarantee of a Guarantor shall be released automatically and all security interests granted by that Guarantor or granted in such Guarantor's Capital Stock to the Collateral Trustee shall be released with respect to the Note Obligations:

                  (1) in connection with any sale or other disposition of all of the assets or Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the Net Proceeds of the sale or disposition are applied in accordance with the applicable provisions of this Supplemental Indenture, including without limitation, Section 4.10 hereof, and the Collateral Trust Agreement without limiting any other rights of the Company hereunder;

                  (2) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Supplemental Indenture;

                  (3) upon a dissolution of that Guarantor that is permitted under Section 4.14 hereof; or

                  (4) upon written request of the Company, if that Guarantor has been or will be concurrently released from its guarantee of all other Indebtedness of the Company; provided that all Liens on the Excluded Securities issued by such Guarantor securing any such Indebtedness have been or are concurrently released.

         (b) The Note Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Supplemental Indenture pursuant to Article 13 hereof.

         (c) Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Supplemental Indenture and the Collateral Trust Agreement, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (d) Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 12.

                                  ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge.

         This Supplemental Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Supplemental Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Supplemental Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Supplemental Indenture, if money has been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the provisions of Section 13.02 and Section
8.06 will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.01 hereof and Section 607 of the Base Indenture, that, by their terms, survive the satisfaction and discharge of this Supplemental Indenture. Further, the Shared Collateral will be released with respect to the Note Obligations with respect to the Notes only, pursuant to the provisions of Section 10.06, upon a discharge of this Supplemental Indenture in accordance with the provisions described in that Section.

Section 13.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 14.02 Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Reliant Energy, Inc.
         1000 Main Street
         Houston, Texas 77002
         Telecopier No.: (713) 497-3000
         Attention: General Counsel

         With a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, NY 10036
         Telecopier No.: (212) 735-2000
         Attention: Richard B. Aftanas

         If to the Trustee:
         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Telecopier No.: (302) 636-4143
         Attention: Corporate Trust Administration

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Securities Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Securities Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.04 Reserved.

Section 14.05 Reserved.

Section 14.06 Reserved.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09 No Adverse Interpretation of Other Agreements.

         This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 14.10 Successors.

         All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors. All agreements of each Guarantor in this Supplemental Indenture will bind its successors, except as otherwise provided in Section 12.05.

Section 14.11 Severability.

         In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12 Counterpart Originals.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of December 22, 2004

                                RELIANT ENERGY, INC.,
                                as Issuer

                                By: ________________________________
                                    Name:
                                    Title:

                                GUARANTORS:

                                RELIANT ENERGY ASSET MANAGEMENT, LLC
                                RELIANT ENERGY AURORA DEVELOPMENT, LLC
                                RELIANT ENERGY AURORA HOLDING, LLC
                                RELIANT ENERGY AURORA I, LP
                                RELIANT ENERGY AURORA II, LP
                                RELIANT ENERGY AURORA, LP
                                RELIANT ENERGY BROADBAND, INC.
                                RELIANT ENERGY CALIFORNIA HOLDINGS, LLC
                                RELIANT ENERGY CAPITAL (EUROPE), INC.
                                RELIANT ENERGY COMMUNICATIONS, INC.
                                RELIANT ENERGY COOLWATER, INC.
                                RELIANT ENERGY CORPORATE SERVICES, LLC
                                RELIANT ENERGY DEER PARK, INC.
                                ENERGY ELLWOOD, INC.
                                RELIANT ENERGY ETIWANDA, INC.
                                RELIANT ENERGY EUROPE, INC.
                                RELIANT ENERGY FLORIDA, LLC
                                RELIANT ENERGY FLORIDA HOLDINGS, LLC
                                RELIANT ENERGY KEY/CON FUELS, LLC
                                RELIANT ENERGY MANDALAY, INC.
                                RELIANT ENERGY NET VENTURES, INC.
                                RELIANT ENERGY NORTHEAST GENERATION, INC.
                                RELIANT ENERGY NORTHEAST HOLDINGS, INC.
                                RELIANT ENERGY ORMOND BEACH, INC.
                                RELIANT ENERGY POWER GENERATION, INC.
                                RELIANT ENERGY POWER OPERATIONS I, INC.
                                RELIANT ENERGY POWER OPERATIONS II, INC.
                                RELIANT ENERGY RENEWABLES, INC.
                                RELIANT ENERGY RETAIL HOLDINGS, LLC
                                RELIANT ENERGY RETAIL SERVICES, LLC
                                ENERGY SABINE (TEXAS), INC.
                                RELIANT ENERGY SERVICES DESERT BASIN, LLC
                                RELIANT ENERGY SERVICES INTERNATIONAL, INC.
                                RELIANT ENERGY SERVICES MID-STREAM, LLC

                                RELIANT ENERGY SERVICES, INC.
                                RELIANT ENERGY SEWARD, LLC
                                RELIANT ENERGY SHELBY COUNTY II, LP
                                RELIANT ENERGY SHELBY COUNTY, LP
                                RELIANT ENERGY SHELBY DEVELOPMENT CORP.
                                RELIANT ENERGY SHELBY HOLDING CORP.
                                RELIANT ENERGY SHELBY I, LP
                                RELIANT ENERGY SHELBY II, LP
                                RELIANT ENERGY SOLUTIONS, LLC
                                RELIANT ENERGY SOLUTIONS HOLDINGS, LLC
                                RELIANT ENERGY TEXAS RENEWABLES GP, LLC
                                RELIANT ENERGY TEXAS RENEWABLES, LP
                                RELIANT ENERGY TRADING EXCHANGE, INC.
                                RELIANT ENERGY VENTURES, INC.
                                RELIANT ENERGY WHOLESALE GENERATION, LLC
                                RELIANT ENERGY WHOLESALE SERVICE COMPANY
                                RELIANT RESOURCES INTERNATIONAL SERVICES, INC. STAREN POWER, LLC
                                TEXAS STAR ENERGY COMPANY

                                By: _______________________________
                                Name: Andrew Johannesen

                                Title:   Assistant Treasurer of the
                                         corporations and limited liability
                                         companies, and of the general
                                         partners of the limited
                                         partnerships, listed above

                                RELIANT ENERGY CAPTRADES HOLDING CORP.
                                RELIANT ENERGY ELECTRIC SOLUTIONS, LLC
                                RELIANT ENERGY RENEWABLES HOLDINGS II, LLC
                                RELIANT ENERGY SABINE (DELAWARE), INC.
                                RELIANT ENERGY SOLUTIONS EAST, LLC

                                By: _________________________________

                                Name: Andrew Johannesen
                                Title: Attorney-in-fact

Attest:

_________________________________
Name:
Title:

                                WILMINGTON TRUST COMPANY,

                                as Trustee

                                By: ____________________________________
                                    Name:
                                    Title:

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Supplemental Indenture as of the Issue Date:

Reliant Energy Asset Management, LLC a Delaware limited liability company

Reliant Energy Aurora Development, LLC, a Delaware limited liability company

Reliant Energy Aurora Holding, LLC, a Delaware limited liability company

Reliant Energy Aurora I, LP, a Delaware limited partnership

Reliant Energy Aurora II, LP, a Delaware limited partnership

Reliant Energy Aurora, LP, a Delaware limited partnership

Reliant Energy Broadband, Inc., a Delaware corporation

Reliant Energy California Holdings, LLC, a Delaware limited liability company

Reliant Energy Capital (Europe), Inc., a Delaware corporation

Reliant Energy CapTrades Holding Corp., a Delaware corporation

Reliant Energy Communications, Inc., a Delaware corporation

Reliant Energy Coolwater, Inc., a Delaware corporation

Reliant Energy Corporate Services, LLC, a Delaware limited liability company

Reliant Energy Deer Park, Inc., a Delaware corporation

Reliant Energy Electric Solutions, LLC, a Delaware limited liability company

Reliant Energy Ellwood, Inc., a Delaware corporation

Reliant Energy Etiwanda, Inc., a Delaware corporation

Reliant Energy Europe, Inc., a Delaware corporation

Reliant Energy Florida, LLC, a Delaware limited liability company

Reliant Energy Florida Holdings, LLC, a Delaware limited liability company

Reliant Energy Key/Con Fuels, LLC, a Delaware limited liability company

Reliant Energy Mandalay, Inc., a Delaware corporation

Reliant Energy Net Ventures, Inc., a Delaware corporation

Reliant Energy Northeast Generation, Inc., a Delaware corporation

Reliant Energy Northeast Holdings, Inc., a Delaware corporation

Reliant Energy Ormond Beach, Inc., a Delaware corporation

Reliant Energy Power Generation, Inc., a Delaware corporation

Reliant Energy Power Operations I, Inc., a Delaware corporation

Reliant Energy Power Operations II, Inc., a Delaware corporation

Reliant Energy Renewables, Inc., a Delaware corporation

Reliant Energy Renewables Holdings II, LLC, a Delaware limited liability company

Reliant Energy Retail Holdings, LLC, a Delaware limited liability company

Reliant Energy Retail Services, LLC, a Delaware limited liability company

Reliant Energy Sabine (Delaware), Inc., a Delaware corporation

Reliant Energy Sabine (Texas), Inc., a Delaware corporation

Reliant Energy Services Desert Basin, LLC, a Delaware limited liability company

Reliant Energy Services International, Inc., a Delaware corporation

Reliant Energy Services Mid-Stream, LLC, a Delaware limited liability company

Reliant Energy Services, Inc., a Delaware corporation

Reliant Energy Seward, LLC, a Delaware limited liability company

Reliant Energy Shelby County II, LP, a Delaware limited partnership

Reliant Energy Shelby County, LP, a Delaware limited partnership

Reliant Energy Shelby Development Corp., a Delaware corporation

Reliant Energy Shelby Holding Corp., a Delaware corporation

Reliant Energy Shelby I, LP, a Delaware limited partnership

Reliant Energy Shelby II, LP, a Delaware limited partnership

Reliant Energy Solutions, LLC, a Delaware limited liability company

Reliant Energy Solutions East, LLC, a Delaware limited liability company

Reliant Energy Solutions Holdings, LLC, a Delaware limited liability company

Reliant Energy Texas Renewables GP, LLC, a Delaware limited liability company

Reliant Energy Texas Renewables, LP, a Delaware limited partnership

Reliant Energy Trading Exchange, Inc., a Delaware corporation

Reliant Energy Ventures, Inc., a Delaware corporation

Reliant Energy Wholesale Generation, LLC, a Delaware limited liability company

Reliant Energy Wholesale Service Company, a Delaware corporation

Reliant Resources International Services, Inc., a Delaware corporation

StarEn Power, LLC, a Delaware limited liability company

Texas Star Energy Company, a Delaware corporation

                                                                       EXHIBIT A

                                 [Face of Note]

                                                           CUSIP/CINS __________

                       6.75% Senior Secured Notes due 2014

No. ___                                                            $____________

                              RELIANT ENERGY, INC.

promises to pay to [CEDE & CO.]

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on December 15, 2014.

Interest Payment Dates:  June 15 and December 15.

Record Dates: June 1 and December 1.

Dated: ________________

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                              RELIANT ENERGY, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

Date of Authentication:  December 22, 2004

This Note is one of the Securities of
a series designated therein referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee

By: _______________________________
          Authorized Signatory

                                 [Back of Note]
                       6.75% Senior Secured Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Supplemental Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

                  (1) Interest. Reliant Energy, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6.75% per annum from December 22, 2004 until maturity. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) Paying Agent and Securities Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and the Securities Registrar. The Company may change any Paying Agent or the Securities Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) Indenture. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under a Senior Indenture (the "Base Indenture"), dated as of December 22, 2004, between the Company and the Trustee, as amended by a First Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), dated as of December 22, 2004, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Supplemental Indenture.

                  (5) Optional Redemption.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to December 15, 2009. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                    Percentage
----                                                                                    ----------
2009.............................................................................        103.375%
2010.............................................................................        102.250%
2011.............................................................................        101.125%
2012 and thereafter..............................................................        100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2007, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Supplemental Indenture at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest to the redemption date with the net proceeds of one or more Equity Offerings of the Company; provided that at least 65% in aggregate principal amount of the Notes issued under the Supplemental Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 75 days of the date of the closing of such Equity Offering.

              (6) No Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

              (7) Collateral and Security. Subject to the terms of the Indenture, the Notes are secured, together with the Credit Agreement Debt, all other Parity Secured Debt of the Company and all other Parity Secured Obligations of the Company, Equally and Ratably by security interests granted to the Collateral Trustee in all of the assets of the Company that secure Credit Agreement Obligations, except Excluded Property. Subject to the terms of the Indenture, each Note Guarantee is secured, together with each Guarantor's guarantee of the Credit Agreement Debt, all other guarantees of Parity Secured Debt of each Guarantor and all other Parity Secured Obligations of each Guarantor, Equally and Ratably by security interests granted to the Collateral Trustee in all assets of each Guarantor that secure its guarantee of the Credit Agreement Obligations except Excluded Property.

              (8) Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes (other than Credit Agreement Debt) containing provisions similar to those set forth in the Supplemental Indenture with respect to offers to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes and such other pari passu Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such pari passu Indebtedness containing such provisions (not including Credit Agreement
         Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement Debt then outstanding (an "Asset Sale Offer") pursuant to Section 3.09 of the Supplemental Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Supplemental Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

              (9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

              (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Securities Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

              (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

              (12) Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Supplemental Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Supplemental Indenture, the Note Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 (including the related definitions) of the Supplemental Indenture in a manner that does not materially adversely affect any Holder, (iii) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 or 12 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders, including the addition of guarantees, or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents, the Collateral Trust Agreement or the Supplemental Indenture or, with the consent of the Credit Agreement Agent, any release of Collateral that becomes effective as set forth in the Security Documents, the Collateral Trust Agreement or the Supplemental Indenture, (vii) to conform the text of the Supplemental Indenture, the Notes or the Note Guarantees to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Supplemental Indenture, the Notes or the Note Guarantees, (viii) to reflect any waiver or termination of any right arising under the provisions described in
         Section 11.01 of the Supplemental Indenture that otherwise would be enforceable by any holder of any Series of Secured Debt other than the Notes, at any time issued under the Supplemental Indenture, if such waiver or termination is set forth or provided in the indenture or agreement governing or giving rise to such Series of Secured Debt (only to extent the waiver or amendment will not adversely affect the rights of the Holders of the Notes), (ix) to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture and (x) to allow any Person to execute a supplemental indenture and/or Note Guarantee with respect to the Notes to become a Guarantor.

              (13) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after to notice to the Company from the Trustee or the Holders of at least 25% in the aggregate principal amount of Notes then outstanding to comply with the provisions of
         Section 4.10, 4.15 or 5.01 of the Supplemental Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any other covenants, representations, warranties or other agreement in the Indenture, the Notes or the Security Documents; (v) default under certain other agreements relating to Indebtedness of the

         Company and its Restricted Subsidiaries (other than those enumerated in Section 6.01(5) of the Supplemental Indenture) which default (i) is a Payment Default or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Company or any Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vii) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability is applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more; (viii) any Security Document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in this Supplemental Indenture) to be fully enforceable and perfected; (ix) except as permitted by this Supplemental Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

              (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 611 and 612 of the Base Indenture.

              (15) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

              (16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

              (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and other Note Documents. Requests may be made to:

          Reliant Energy, Inc.
          1000 Main Street
          Houston, Texas 77002
          Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________

                                        Your Signature: ________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*:  ______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Supplemental Indenture, check the appropriate box below:

                       [ ] Section 4.10 [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Supplemental Indenture, state the amount you elect to have purchased:

                                    $_______________

Date: _______________

                                        Your Signature: ________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                                        Tax Identification No.: ________________

Signature Guarantee*: ______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture and subject to the provisions in the senior indenture (the "Base Indenture"), dated as of December 22, 2004, between Reliant Energy, Inc., (the "Company") and Wilmington Trust Company, as trustee (the "Trustee"), as amended by the First Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), dated as of December 22, 2004, among the Company, the Guarantors listed on Schedule I thereto and the Trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Supplemental Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 12 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions and appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                          [NAME OF GUARANTOR(S)]

                                           By: _________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                        ADDITIONAL SUBSIDIARY GUARANTEES

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture for Additional Guarantees"), dated as of ________________, 2004, among __________________ (the
"Guaranteeing Subsidiary"), a subsidiary of Reliant Energy, Inc. (or its permitted successor), a __________ corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indentures referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a senior indenture (the "Base Indenture"), dated as of December 22, 2004, between the Company and the Trustee, as amended by a first supplemental indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), dated as of December 22, 2004, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $750.0 million of 6.75% Senior Secured Notes due 2014 (the "Initial Notes"), and, subject to the terms of the Supplemental Indenture, future unlimited issuances of 6.75% Senior Secured Notes due 2014 (the "Additional Notes," and together with the Initial Notes, the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture for Additional Guarantees.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Supplemental Indenture.

         2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Supplemental Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 12 of the Supplemental Indenture, including, without limitation, Section 12.02 thereof.

         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

         Dated:  ______________, 20___

                                           [GUARANTEEING SUBSIDIARY]

                                           By: _______________________________
                                           Name:
                                           Title:

                                           [COMPANY]

                                           By: _______________________________
                                           Name:
                                           Title:

                                           [EXISTING GUARANTORS]

                                           By: _______________________________
                                           Name:
                                           Title:

                                           [TRUSTEE],
                                            as Trustee

                                           By: _______________________________
                                                Authorized Signatory